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                                                                    EXHIBIT 99.1


DIGITAL DATA NETWORKS, INC.
For Further Information Contact:
Danyl Collings    Derek Beckwith
skymedia, inc.    skymedia, inc.
978-443-0400 x14  978-443-0400 x15
danyl@skyepr.com  derek@skyepr.com


                          DIGITAL DATA NETWORKS, INC.
                          SIGNS MERGER AGREEMENT WITH
                         i2 TELECOM INTERNATIONAL, INC.
                                      AND
                         ASSET PURCHASE AGREEMENT WITH
                             INTRANSIT MEDIA, INC.

DALLAS, TEXAS - FEBRUARY 2, 2004 - Digital Data Networks, Inc. (OTCBB:DIDA) a wireless mass transit passenger advertising company, today announced that it has signed a definitive merger agreement with i2 Telecom International, Inc. pursuant to which a newly-formed, wholly-owned subsidiary of Digital Data Networks will merge with i2 Telecom International, and i2 Telecom International will survive as a wholly-owned subsidiary of Digital Data Networks. i2 Telecom International is a low-cost telecommunications service provider employing next generation Voice over Internet Protocol ("VoIP") technology with operations based in Boca Raton, Florida, Atlanta, Georgia, Redwood City, California, Malaysia and China.

In connection with the merger, the i2 Telecom International security holders shall receive shares of Digital Data Networks' common stock and/or preferred stock (including a certain number of shares the issuance of which is contingent upon the occurrence of certain events set forth in the merger agreement) constituting up to 88.44% of the voting securities of Digital Data Networks. The shares of Digital Data Networks' common stock and preferred stock to be issued to i2 Telecom International security holders in connection with the merger have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold absent registration under the Act or an applicable exemption from the registration requirements of the Act.

Digital Data Networks expects the merger to close by February 27, 2004. The closing of the merger is subject to the approval of the stockholders of i2 Telecom International and the satisfaction or waiver of other customary closing conditions.

Digital Data Networks also announced today that it has entered into an Asset Purchase Agreement with InTransit Media, Inc., pursuant to which Digital Data Networks has agreed to sell substantially all of its operating assets to InTransit Media in exchange for InTransit Media assuming certain liabilities and obligations relating to such assets. The closing for the sale is subject to the closing of the merger with i2 Telecom mentioned above and the satisfaction or waiver of certain other customary closing conditions.

ABOUT DIGITAL DATA NETWORKS, INC.

Digital Data Networks generates advertising revenue in the out-of-home advertising industry


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through its Transit Network operation, which sells advertising on its digital information network. The Transit Network's digital information network is a network of computerized electronic displays that delivers information, both text and graphics, to riders on-board public transit vehicles, utilizing an FM subcarrier signal to transmit the data. The Transit Network currently operates its digital information network on the Dallas Area Rapid Transit ("DART") bus and rail system, having begun operations in 1991. Digital Data Network's contract with DART expires in October 2005.

ABOUT i2 TELECOM INTERNATIONAL, INC.

i2 Telecom International is a low-cost telecommunications service provider employing next generation Voice over Internet Protocol ("VoIP") technology with operations based in Boca Raton, Florida, Atlanta, Georgia, Redwood City, California, Malaysia and China. i2 Telecom International controls its own proprietary technology and outsources its production and service functions with strategic partners. i2 Telecom International provides micro gateway adapters (InternetTalker(TM)), VoIP long distance and other enhanced communication services to subscribers. i2 Telecom International's proprietary technology platform is built to the Session Initiation Protocol standard. i2 Telecom International's revenue model is multi-faceted and includes prepaid revenue from the sale of its InternetTalker(TM) integrated access device, recurring monthly subscriptions, call minute termination and original equipment manufacturer royalties.

SAFE HARBOR Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors.



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